EXHIBIT 99.1

Axe Compute to Host Q1 2026 Financial Results Conference Call

Axe Compute Host Conference Call and Webcast on Monday, May 18, 2026 at 8:30 a.m. Eastern Time To Review First Quarter 2026 Financial Results

PITTSBURGH, May 11, 2026 (GLOBE NEWSWIRE) -- Axe Compute (NASDAQ: AGPU), a virtual neocloud AI infrastructure platform delivering dedicated enterprise GPU compute capacity at global scale, today announced it will hold a conference call to review financial results for the first quarter ended March 31, 2026, before market open on Monday, May 18, 2026.

Conference Call Details

Date: Monday, May 18, 2026

Time: 8:30 a.m. Eastern Time

Dial-In: +1 719 359 4580

Meeting ID: 85815757358 Passcode: 045753

Webcast / Registration: Hosted by Sequire

The Company's financial results press release will be available in the Investor Relations section of the Company's website at investors.axecompute.com and on the SEC's website at sec.gov following the filing.

A replay of the webcast will be available on the Company's investor relations website.

About Axe Compute Inc.

Axe Compute Inc. (NASDAQ: AGPU) is a virtual neocloud AI infrastructure platform built on a fundamental premise: AI innovation should not be constrained by infrastructure supply and performance limits. Axe Compute gives enterprises and AI innovators choice across hardware, geography, and deployment speed. Axe Compute also operates a Strategic Compute Reserve that translates to enterprise GPU access, converting reserve holdings into deployable AI infrastructure capacity. Axe Compute is among the first publicly traded companies delivering this model at scale. Learn more at axecompute.com.

Investor Relations Contact: Erin McMahon ir@axecompute.com axecompute.com | NASDAQ: AGPU

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as well as Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company's commercial strategy, infrastructure scale, deployment capabilities, and market positioning. These statements are based on the Company's current expectations and assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially, including risks related to the execution and enforceability of customer agreements, hardware supply chain constraints, facility readiness, customer performance, macroeconomic conditions, competition, regulatory matters, and other risk factors described in the Company's filings with the U.S. Securities and Exchange Commission. Axe Compute undertakes no obligation to update any forward-looking statement, except as required by applicable law.